UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (604) 602-1633

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.0	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

1.

On May 31, 2010, we entered into a loan agreement and promissory note with 0743868 BC Ltd. (the “Lender”). The principal amount of the note is CAD$84,656.72. The funds were previously provided for property interest that was advanced to the Company and were payable on demand. The entering into of the loan agreement and promissory note provides that the debt be payable on May 31, 2012. The note is non-interest bearing.

2.

On May 31, 2010, CAB Financial Ltd. (the “Lender”) accepted a 100% interest in an assignment from CAB Financial Services Ltd., of US$90,000 debt originally payable from the Company and payable to CAB Financial Services Ltd., dated May 31, 2010. On May 31, 2010, we entered into a loan agreement and promissory note with CAB Financial Ltd. (the “Lender”). The principal amount of the note is US$90,000. The funds were for 18 months of unpaid management fees and were payable on demand. The entering into of the loan agreement and promissory note provides that the debt be payable on May 31, 2012.The note is non-interest bearing.

0743868 BC Ltd. and CAB Financial Ltd. are companies controlled by a director of our company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Debt Agreement between 0743868 BC Ltd. and the Company dated May 31, 2010.

10.2	Debt Agreement between CAB Financial Services Ltd. and the Company dated May 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2010

Enertopia Corp.

By: ____”Robert McAllister”______
Robert G. McAllister
President and Director